   As filed with the Securities and Exchange Commission on January  4, 1995


                                         Registration No. 33-___________________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                  __________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                                  ___________

                            FIRST BANK SYSTEM, INC.
            (Exact name of registrant as specified in its charter)

             Delaware                                       41-0255900
  (State or other jurisdiction                           (I.R.S Employer
of incorporation or organization)                      Identification No.)
                               First Bank Place
                            601 Second Avenue South
                       Minneapolis, Minnesota 55402-4302
                                (612) 973-1111
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

       Michael J. O'Rourke                                   Copy to:
     First Bank System, Inc.                               Lee R. Mitau
         First Bank Place                            Dorsey & Whitney P.L.L.P.
     601 Second Avenue South                          220 South Sixth Street
Minneapolis, Minnesota 55402-4302                  Minneapolis, Minnesota 55402
         (612) 973-1111                                  (612) 340-2780

(Name, address, including zip code, and telephone number, including area code, of agent for service)
                     ------------------------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
                     ------------------------------------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
                     ------------------------------------

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

                        CALCULATION OF REGISTRATION FEE
======================================================================================
                                             Proposed        Proposed
      Title of Each           Amount         Maximum         Maximum       Amount of
   Class of Securities         to be      Offering Price    Aggregate     Registration
    to be Registered        Registered      Per Share     Offering Price      Fee
- -------------------------  -------------  --------------  --------------  ------------
      Common Stock
    ($1.25 par value)        89,676(1)        $6.94          $622,352         $215
======================================================================================

(1) Represents the number of shares of Common Stock initially purchasable upon exercise of warrants. This registration statement also includes such indeterminate number of additional shares of Common Stock as may be issuable upon exercise of warrants as a result of antidilution provisions contained therein.

                     ------------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                 Subject to Completion, dated January 4, 1995
PROSPECTUS

                            FIRST BANK SYSTEM, INC.
                                  __________

                                 89,676 SHARES
                                      OF
                                 COMMON STOCK
                               ($1.25 PAR VALUE)
                                  __________


     This Prospectus relates to an aggregate of 89,676 shares (the "Shares") of common stock, par value $1.25 per share (the "Common Stock"), of First Bank System, Inc., a Delaware corporation (the "Company" or "FBS"), reserved for issuance upon exercise of warrants (the "Warrants") that were assumed by the Company on January ___, 1995 in connection with the Agreement of Merger and Consolidation, dated July 21, 1994 (the "Merger Agreement"), by and between Metropolitan Financial Corporation, a Delaware corporation ("MFC"), and the Company. The Warrants entitle the holders thereof to purchase Shares at an exercise price of $6.94 per share until the expiration of the Warrants at 4:00 p.m. Minneapolis, Minnesota time on November 20, 2000. Assuming all of the Warrants are exercised, the Company will receive proceeds in the amount of $622,352 before deducting expenses payable by the Company estimated at $11,000.

     The Common Stock is traded on the New York Stock Exchange. On January 3, 1995, the closing price of the Common Stock on the New York Stock Exchange was $33.625 per share.
                                _______________

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

       THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS, DEPOSITS
          OR OTHER OBLIGATIONS OF ANY BANK OR SAVINGS ASSOCIATION AND
         ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION,
            BANK INSURANCE FUND, SAVINGS ASSOCIATION INSURANCE FUND
                       OR ANY OTHER GOVERNMENTAL AGENCY.

                                _______________

     No person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer contained herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities offered hereby in any jurisdiction in which it is not lawful or to any person to whom it is not lawful to make any such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.

              The date of this Prospectus is January _____, 1995.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048 and CitiCorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Common Stock of the Company is listed on the New York Stock Exchange, and reports, proxy statements and other information concerning the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed a registration statement on Form S-3 (together with all amendments and exhibits thereto, including documents and information incorporated by reference, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the Shares. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Registration Statement. Statements contained in this Prospectus as to the contents of any document are not necessarily complete, and in each instance reference is made to such document itself, each such statement being qualified in all respects by such reference.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents of the Company which have been filed with the Commission are hereby incorporated by reference in this Prospectus: (i) the Company's Annual Report on Form 10-K for the year ended December 31, 1993; (ii) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1994, June 30, 1994 and September 30, 1994; (iii) the Company's Current Reports on Form 8-K filed January 18, 1994, March 22, 1994, April 20, 1994, July 6, 1994 and August 5, 1994; (iv) the Company's Current Reports on Form 8-K/A filed September 9, 1994, November 14, 1994 and December 8, 1994 (amending the Current Report on Form 8-K filed August 5, 1994); and (v) the description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated March 19, 1984, as amended in its entirety by that Form 8 Amendment dated February 26, 1993 and that Form 8-A/A-2 dated October 6, 1994, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein; and the description of the rights to purchase preferred stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated December 21, 1988, as amended by that Form 8 Amendment dated June 11, 1990 and as amended in its entirety by that Form 8 Amendment dated February 26, 1993, and any amendment or report filed for the purpose of updating such description filed subsequent to the date of this Prospectus and prior to the termination of the offering described herein.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or part of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (excluding exhibits unless specifically incorporated therein). Requests for such copies should be directed to Ann E. Underbrink, First Bank System, Inc., First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302, telephone number (612) 973-1111.


                            FIRST BANK SYSTEM, INC.

GENERAL

     The Company is a regional bank holding company headquartered in Minneapolis, Minnesota. The Company is comprised of 9 banks, and several trust and nonbank subsidiaries with 225 offices primarily in Minnesota, Colorado, Illinois, Montana, North Dakota, South Dakota and Wisconsin. Through its subsidiaries, the Company provides commercial and agricultural finance, consumer banking, trust, capital markets, cash management, investment management, data processing, leasing, mortgage banking and brokerage services. At September 30, 1994, the Company and its consolidated subsidiaries had consolidated assets of $26.3 billion, consolidated deposits of $18.8 billion and shareholders' equity of $2.3 billion.

     The subsidiary banks of the Company engage in general commercial banking business, principally in domestic markets, and provide banking and ancillary services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. The largest subsidiary bank, First Bank National Association ("FBNA"), had assets of $14.3 billion at September 30, 1994.

     The Company is a legal entity separate and distinct from its banking and non-banking affiliates. The principal sources of the Company's income are dividends, interest and fees from FBNA and the other banking and non-banking affiliates. The bank subsidiaries of the Company, including FBNA (the "Banks"), are subject to certain restrictions imposed by federal law on any extensions of credit to, and certain other transactions with, the Company and certain other affiliates unless the loans are secured by various types of collateral. Further, such secured loans, other transactions and investments by any of the Banks are generally limited in amount as to the Company and as to each of such other affiliates to 10% of such Bank's capital and surplus and as to the Company and all of such other affiliates to an aggregate of 20% of such Bank's capital and surplus. In addition, payment of dividends to the Company by the Banks is subject to ongoing review by banking regulators and is subject to various statutory limitations and in certain circumstances requires approval by banking regulatory authorities.

     The Company was incorporated under Delaware law in 1929 and has functioned as a multi-bank holding company since that time. Its principal executive offices are located at First Bank Place, 601 Second Avenue South, Minneapolis, Minnesota 55402-4302 (telephone (612) 973-1111). For further information concerning the Company, see the Company documents incorporated by reference herein as described under "Incorporation of Certain Documents by Reference."

RECENT DEVELOPMENT

     On July 21, 1994, the Company signed a definitive agreement to acquire MFC, a publicly held regional thrift holding company organized as the parent of Metropolitan Federal Bank, fsb, a federally chartered stock savings bank headquartered in Fargo, North Dakota. On January ____, 1995, the Company completed the acquisition of MFC pursuant to a merger of MFC with and into the

Company (the "Merger"). At September 30, 1994, MFC and its consolidated subsidiaries had consolidated assets of $8.1 billion, consolidated deposits of $5.5 billion and shareholders' equity of $497.7 million. See "Incorporation of Certain Documents by Reference."


                            ASSUMPTION OF WARRANTS

     On January ___, 1995, the Company acquired MFC pursuant to the terms of the Merger Agreement. The Warrants were originally issued in November 1990 by MFC in a public offering of units consisting of one share of MFC's $2.875 Cumulative Perpetual Preferred Stock, Series B, and one Warrant to purchase MFC common stock. Prior to the Merger, each Warrant entitled the holder thereof to purchase 1.32 shares of MFC's common stock. Pursuant to the Merger Agreement, all of the Warrants were assumed by the Company at the effective time of the Merger and the Company is required to enter into a supplemental warrant agreement to the Warrant Agreement, dated as of November 20, 1990 (the "Warrant Agreement"), between MFC and American Stock Transfer and Trust Company, as warrant agent (the "Warrant Agent"). Each Warrant is deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Warrant prior to the Merger, the same number of shares of the Company's Common Stock as the holder of such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised their Warrant in full immediately prior to the effective time of the Merger, at a price of $6.94 per share of FBS Common Stock (such price per share being equal to (x) the exercise price for the shares of MFC common stock otherwise purchasable pursuant to such Warrant divided by (y) the number of full shares of the Company's Common Stock deemed purchasable pursuant to such Warrant). The exercise price for FBS Common Stock under the Warrants is subject to certain adjustments pursuant to the terms of the Warrant Agreement. The Company has taken all corporate action necessary to reserve for issuance a sufficient number of shares of FBS Common Stock for delivery upon exercise of the Warrants assumed by it. This prospectus is being distributed to holders of the Warrants and relates to the Shares issuable upon exercise of the Warrants.


                                USE OF PROCEEDS

     Assuming that all of the Warrants are exercised, the Company will receive proceeds of approximately $622,352, before deducting expenses payable by the Company estimated at $11,000. The net proceeds to the Company from the sale of any Shares upon exercise of the Warrants will be used for working capital and other general corporate purposes.


                          DESCRIPTION OF WARRANTS AND
                             PLAN OF DISTRIBUTION

     The Shares offered hereby are being offered by the Company to holders of Warrants. See "Assumption of Warrants." Such Shares will be offered directly by the Company, without the use of an underwriter or placement agent. The Warrants entitle the holders thereof to purchase Shares at an exercise price of $6.94 per Share, subject to adjustment under certain circumstances, payable in cash or by check, bank draft or money order. The Warrants terminate at 4:00 p.m. Minneapolis, Minnesota time on November 20, 2000. A Warrant can be exercised by surrendering the certificate representing the Warrant and the related Form of Exercise to Purchase to the Warrant Agent accompanied by payment of the exercise price for each Share as to which the Warrant is being exercised (together with an amount equal to any applicable transfer taxes and, if requested by the Company, any other taxes or governmental charges that the Company may be required by law to collect in respect of such exercise and any other charges required by the Warrants). A certificate or certificates representing the Shares purchased will be issued by the Company following the time of exercise. The date of exercise of any Warrant will be the date the Warrant and related Form of Election to Purchase is duly presented to the Warrant Agent accompanied by payment of the exercise price.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     Under presently existing provisions of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, applicable judicial decisions and administrative rulings, all of which are subject to change, including changes that may be retroactive, the federal income tax consequences described below may arise in connection with the exercise of Warrants. Due to the complexity of the Code, the following statements are merely statements of general tax principles and likely tax consequences to the extent presently determinable, and such statements may not be authoritative in individual cases or where special rules may apply. An investor should consult his or her own tax advisor concerning this offering. Investors should also consult their own tax advisors as to the tax treatment arising from the application of foreign, state, and local tax laws and regulations.

SALE OF WARRANTS

     Upon a sale of Warrants, the holder thereof will recognize long-term or short-term capital gain or loss, depending upon whether the holding period therefor is more or less than six months, assuming that the holder is not a dealer in Warrants and the Common Stock of the Company is, or would be when acquired, a capital asset in the hands of the holder. The amount of gain or loss will be the difference between the amount realized and the tax basis, as adjusted, of the Warrants sold. The redemption of a Warrant may also be considered a sale or exchange so that any gain or loss recognized as a result thereof may also be a capital gain or loss. Any loss realized by a holder of a Warrant due to the failure to exercise prior to the expiration date will be treated as a capital loss.

     As a result of the conversion of the Warrants from warrants to acquire shares of the common stock of MFC into warrants to acquire Common Stock of the Company, Warrant holders may be deemed to have recognized gain or loss equal to the difference, if any, between the Warrant holder's tax basis in such Warrants and the fair market value thereof immediately after the change in the terms of the Warrants. Warrant holders are urged to consult with their own tax advisors with respect to this matter. If such conversion is taxable as a deemed exchange, then a Warrant holder's tax basis therein will be equal to such fair market value.

EXERCISE OF WARRANTS

     Generally, a holder of Warrants will not recognize any gain or loss on the purchase of Shares for cash upon exercise of the Warrants. The tax basis of the Shares received will be equal to the tax basis, as adjusted, in the Warrants so exercised, plus the cash exercise price. The holding period of the Shares received upon exercise of a Warrant for cash will not include the period during which the Warrant was held, but will commence only upon the exercise date of the Warrant.

     Section 305 of the Code and the applicable Treasury Regulations provide that in certain circumstances a change in the exercise price for the Warrants will be treated as a deemed distribution of an increased interest in the assets or earnings and profits of the Company that, in turn, will produce ordinary dividend income for a holder of Warrants. The amount of such deemed dividend will be equal to the fair market value of any additional shares of the Company's Common Stock (and cash in lieu of fractional shares) received as a result of the change in the exercise price of the Warrants. In certain other circumstances,
Section 305 of the Code and the applicable Treasury Regulations provide that the absence of appropriate adjustments in the conversion price for the Warrants will produce dividend income for the holders of the Company's Common Stock.

OTHER TAX CONSEQUENCES

     No advice has been received as to local, income, franchise, personal property or other taxation in any state or locality or as to the tax effect of ownership of Warrants in any state or locality. Warrant holders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property or other tax consequences arising out of their ownership of Warrants.

     THE DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE TO A
WARRANT HOLDER'S PARTICULAR TAX SITUATION. WARRANT HOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF WARRANTS, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.


                                    EXPERTS

     The consolidated financial statements of FBS appearing in FBS's Annual Report on Form 10-K for the year ended December 31, 1993 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of MFC appearing in MFC's Annual Report on Form 10-K for the year ended December 31, 1993, and appearing in the Current Report on Form 8-K of FBS filed August 5, 1994 as amended by the Current Reports on Form 8-K/A of FBS filed September 9, 1994, November 14, 1994 and December 8, 1994, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.


                                 LEGAL MATTERS

     The validity of the Shares offered hereby has been passed upon for the Company by Dorsey & Whitney P.L.L.P., 220 South Sixth Street, Minneapolis, Minnesota 55402. The Dorsey & Whitney P.L.L.P. firm and certain of its members are indebted to and have other banking and trust relationships with certain banking subsidiaries of the Company.

                                   PART II.

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     SEC Registration Fee...............................   $   215
     Accounting Fees and Expenses.......................     4,500
     Legal Fees and Expenses............................     5,000
     Miscellaneous......................................     1,285
                                                           -------
          Total.........................................   $11,000
                                                           =======

     All fees and expenses other than the SEC registration fee are estimated. The expenses listed above will be paid by the Company.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Delaware law, the directors and officers of First Bank System, Inc. (the "Company") are entitled, under certain circumstances, to be indemnified by the Company against all expenses and liabilities incurred or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to be indemnified for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable statutory standard of conduct.

     Article Ninth of the Company's Restated Certificate of Incorporation, as amended, provides that a director shall not be liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provisions making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.

     The Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified substantially to the same extent as permitted by Delaware Law.

     The Company maintains a standard policy of officers' and directors' liability insurance.

ITEM 16.  LIST OF EXHIBITS

     4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated January 7, 1991, File No. 33-38268).

4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A/A-2, dated October 6, 1994, File No. 1-6880).

4.3 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

4.4 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

4.5 Certificate of Designation for First Bank System, Inc. Series A Junior Participating Preferred Stock, as amended. (Incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-A/A-2 dated October 6, 1994, File No. 1-6880.)

4.6 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-6880).

4.7 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K filed January 5, 1989, File No. 1-6880).

4.8 Amendment No. 1, dated as of May 30, 1990, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated June 5, 1990, File No. 1-6880).

4.9 Amendment No. 2, dated as of February 17, 1993, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K filed March 1, 1993, File No. 1-6880).

4.10 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No.33-42650).

4.11 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

4.12 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

4.13 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits).

          (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.14 Form of Periodic Stock Purchase Right. (Incorporated by reference to
          Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.15 Form of Risk Event Warrant. (Incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.16 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.17 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      5.1 Opinion of Dorsey & Whitney P.L.L.P. regarding legality.

     23.1 Consent of Ernst & Young LLP (relating to the financial statements of First Bank System, Inc.).

     23.2 Consent of Ernst & Young LLP (relating to the financial statements of Metropolitan Financial Corporation).

     23.3 Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5.1 to this Registration Statement).

     24.1 Powers of Attorney.

ITEM 17.  UNDERTAKINGS

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to such information in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change in the information set forth in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on January 4, 1995.

                                 FIRST BANK SYSTEM, INC.



                                 By   /s/ JOHN F. GRUNDHOFER
                                   ---------------------------------------------
                                                John F. Grundhofer
                                 Chairman, President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            SIGNATURE AND TITLE                              DATE
            -------------------                              ----



 /s/ JOHN F. GRUNDHOFER
- --------------------------------------------            January 4, 1995
            John F. Grundhofer,
Chairman, President, Chief Executive Officer
 and Director (principal executive officer)


 /s/ RICHARD A. ZONA
- --------------------------------------------            January 4, 1995
              Richard A. Zona,
     Vice Chairman and Chief Financial
   Officer (principal financial officer)


 /s/ DAVID J. PARRIN
- --------------------------------------------            January 4, 1995
              David J. Parrin,
   Senior Vice President and Controller
      (principal accounting officer)


- -------------------------------------------
       Coleman Bloomfield, Director


                    *
- -------------------------------------------             January 4, 1995
         Roger L. Hale, Director


                    *
- -------------------------------------------             January 4, 1995
       Delbert W. Johnson, Director

                     *
- -------------------------------------------               January 4, 1995
         John H. Kareken, Director


                     *
- -------------------------------------------               January 4, 1995
       Richard L. Knowlton, Director


                     *
- -------------------------------------------               January 4, 1995
        Kenneth A. Macke, Director


                     *
- -------------------------------------------               January 4, 1995
        Marilyn C. Nelson, Director


                     *
- -------------------------------------------               January 4, 1995
     Will F. Nicholson, Jr., Director


                     *
- -------------------------------------------               January 4, 1995
       Nicholas R. Petry, Director


                     *
- -------------------------------------------               January 4, 1995
       Edward J. Phillips, Director


                     *
- -------------------------------------------               January 4, 1995
        James J. Renier, Director



- -------------------------------------------
        S. Walter Richey, Director


                     *
- -------------------------------------------               January 4, 1995
       Richard L. Robinson, Director


                     *
- -------------------------------------------               January 4, 1995
       Richard L. Schall, Director


                     *
- -------------------------------------------               January 4, 1995
       Lyle E. Schroeder, Director


* By  /s/ DAVID J. PARRIN
    ---------------------------------------
               David J. Parrin,
        Pro se and as Attorney-in-Fact

     4.1 Specimen certificate representing the Common Stock of the Company (incorporated by reference to Exhibit 4.2 to the Company's Registration Statement on Form S-3, dated January 7, 1991, File No. 33-38268).

     4.2 Restated Certificate of Incorporation of the Company, as amended to date (incorporated by reference to Exhibit 2.1 to the Company's Form 8-A/A-2, dated October 6, 1994, File No. 1-6880).

     4.3 Certificate of Designation for First Bank System, Inc. Series 1990A Preferred Stock. (Incorporated by reference to Exhibit 4.4 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.4 Certificate of Designation for First Bank System, Inc. Series 1991A Convertible Preferred Stock. (Incorporated by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-4, File No. 33-50700).

     4.5 Certificate of Designation for First Bank System, Inc. Series A Junior Participating Preferred Stock, as amended. (Incorporated by reference to Exhibit 2.4 to the Registrant's Form 8-A/A-2 dated October 6, 1994, File No. 1-6880.)

     4.6 Bylaws of the Company, as amended to date (incorporated by reference to Exhibit 3B to the Company's Annual Report on Form 10-K for the year ended December 31, 1993, File No. 1-6880).

     4.7 Rights Agreement dated as of December 21, 1988 between the Company and Morgan Shareholder Services Trust Company (now known as First Chicago Trust Company of New York) (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K filed January 5, 1989, File No. 1-6880).

     4.8 Amendment No. 1, dated as of May 30, 1990, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K dated June 5, 1990, File No. 1-6880).

     4.9 Amendment No. 2, dated as of February 17, 1993, to Rights Agreement (incorporated by reference to Exhibit 4(a) to the Company's Current Report on Form 8-K filed March 1, 1993, File No. 1-6880).

     4.10 Stock Purchase Agreement, dated as of May 30, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.8 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.11 First Amendment, dated as of June 30, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.9 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.12 Second Amendment, dated as of July 18, 1990, to Stock Purchase Agreement among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.10 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.13 Stock Purchase Agreement, dated as of May 30, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (without exhibits). (Incorporated by reference to Exhibit 4.11 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.14 Form of Periodic Stock Purchase Right. (Incorporated by reference to
          Exhibit 4.12 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.15 Form of Risk Event Warrant. (Incorporated by reference to Exhibit 4.13 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.16 Registration Rights Agreement, dated as of July 18, 1990, among Corporate Partners, L.P., Corporate Offshore Partners, L.P., The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

     4.17 Registration Rights Agreement, dated as of July 18, 1990, between The State Board of Administration of Florida and First Bank System, Inc. (Incorporated by reference to Exhibit 4.14 to Amendment No. 1 to the Company's Registration Statement on Form S-3, File No. 33-42650).

      5.1 Opinion of Dorsey & Whitney P.L.L.P. regarding legality.

     23.1 Consent of Ernst & Young LLP (relating to the financial statements of First Bank System, Inc.).

     23.2 Consent of Ernst & Young LLP (relating to the financial statements of Metropolitan Financial Corporation).

     23.3 Consent of Dorsey & Whitney P.L.L.P. (included in Exhibit 5.1 to this Registration Statement).

     24.1 Powers of Attorney.